Axos Q3 Fiscal 2024 Earnings Supplement NYSE: AXApril 30, 2024

2 Loan Growth by Category for Second Quarter Ended March 31, 2024 $ Millions SF Warehouse Lending Multifamily Small Balance Commercial Jumbo Mortgage Asset-Based and Cash Flow Lending Lender Finance Non-RE Capital Call Facilities Auto Unsecured/OD Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Commercial & Industrial Non-RE Auto & Consumer Other Loans Inc (Dec)Q2 FY24Q3 FY24 $ (29)$ 3,993$ 3,964 6099159 (45)2,7082,663 (19)1,3571,338 (180)5,4005,220 50643693 852,2352,320 4281,1891,617 138753891 (20)419399 (8)5951 (3)52 $ 457$ 18,860$ 19,317 Lender Finance RE CRE Specialty

3 FDIC Loan Purchase Metrics as of March 31, 2024 Remaining Term (Months) Weighted- Average LTV Weighted- Average Yield Before Accretion of Discount Unpaid Principal Balance (mm) Loan Type 4752.2%7.5%$ 239Office 1838.34.2121Data Center 1742.27.956Land 1551.46.851Other 9270.76.938Industrial 3657.87.434Mixed Use 3649.17.727Retail 3749.6%6.7%566Total CRE 14060.86.7347Residential 9474.07.1330 Rent-stabilized / Rent- controlled Multifamily* 11867.2%6.9%677Total Multifamily 8159.2%6.8%$ 1,243Total *1,456 units out of 1,457 total units are rent-stabilized; only 1 is rent-controlled On December 7, 2023, Axos completed a purchase of $1.25 billion of loans from the FDIC at a 37% discount.

4 Commercial Real Estate Specialty* Detail as of March 31, 2024 Non-Performing Loans (mm)Weighted Avg. LTVBalance (mm)Loan Type $ 1138%$ 1,971Multifamily —391,045Hotel 1542812SFR —28233Other —37410Office —48554Industrial —46195Retail $ 2640%$ 5,220Total *Includes Commercial Real Estate Specialty loan portfolio only; see Form 10-Q for the quarterly period ended March 31, 2024 for additional details of other loan categories LTV Distribution

5 Fixed/Hybrid Years to Maturity / Repricing*Mix of Loan Repricing Types *Excludes SF Warehouse Lending and Equipment Leasing. The years to repricing assumes no loan prepayments and reflects only contractual terms. Of the fixed and hybrid rate loan balances in our portfolio at March 31, 2024, 57% will reprice within 3 years and 87% will reprice within 5 years Interest Rate Components of Loan & Lease Portfolio As of March 31, 2024 100%99%87%57%36%21%11% Years

6 Diversified Deposit Gathering Approximately 90% of deposits are FDIC-insured or collateralized *Deposit balances as of March 31, 2024 1Excludes approximately $550 million of off-balance sheet deposits 2Excludes approximately $700 million of client deposits held at other banks › Serves approximately 40% of U.S. Chapter 7 bankruptcy trustees in exclusive relationship › Software allows servicing of SEC receivers and non-chapter 7 cases › Full service digital banking, wealth management, and securities trading › White-label banking › Business banking with simple suite of cash management services › 1031 exchange firms › Title and escrow companies › HOA and property management › Business management and entertainment › Broker-dealer client cash › Broker-dealer reserve accounts › Full service treasury/cash management › Team enhancements and geographic expansion › Bank and securities cross-sell Fiduciary Services $1.2B Consumer Direct $10.9B Specialty Deposits $1.3B2 Distribution Partners $0.5B Axos Securities $0.8B1 Small Business Banking $0.4B Commercial & Treasury Management $4.0B Diversified Deposit Gathering Business Lines

7 Change in Allowance for Credit Losses (ACL) & Unfunded Loan Commitments Reserve (UCL) ($ in millions) ACL + UCL ACL + UCL

8 Allowance for Credit Losses (ACL) by Loan Category as of March 31, 2024 $ Millions ACL %ACL $Loan Balance 0.4%17$ 4,123 1.9%764,001 1.4%835,913 1.5%724,828 2.2%10450 — %—2 1.3%258$ 19,317 Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Commercial & Industrial Non-RE Auto & Consumer Other Loans

9 Credit Quality ($ millions) %NPLsLoans O/SMarch 31, 2024 1.24%$51$4,123Single Family-Mortgage & Warehouse 0.97394,001Multifamily and Commercial Mortgage 0.44265,913Commercial Real Estate 0.0844,828Commercial & Industrial - Non-RE 0.442450Auto & Consumer —02Other 0.63%$122$19,317Total %NPLsLoans O/SMarch 31, 2023 0.88%$36$4,088Single Family-Mortgage & Warehouse 1.20373,083Multifamily and Commercial Mortgage 0.26155,794Commercial Real Estate 0.1232,455Commercial & Industrial - Non-RE 0.342594Auto & Consumer 50.0036Other 0.60%$96$16,020Total

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Selected Balance Sheet Data:					
Total assets	$ 22,642,133	$ 21,623,764	$ 20,825,206	$ 20,348,469	$ 19,782,481
Loans—net of allowance for credit losses	18,733,455	18,264,354	16,955,041	16,456,728	15,836,255
Loans held for sale, carried at fair value	16,239	13,468	8,014	23,203	7,920
Loans held for sale, lower of cost or fair value	—	—	—	776	303
Allowance for credit losses	257,522	251,749	170,870	166,680	161,293
Securities—trading	592	329	640	758	400
Securities—available-for-sale	207,582	239,812	236,726	232,350	279,612
Securities borrowed	105,853	145,176	96,424	134,339	87,293
Customer, broker-dealer and clearing receivables	292,630	265,857	285,423	374,074	323,359
Total deposits	19,103,532	18,203,912	17,565,741	17,123,108	16,738,869
Advances from the FHLB	90,000	90,000	90,000	90,000	90,000
Borrowings, subordinated notes and debentures	330,389	341,086	447,733	361,779	334,330
Securities loaned	119,800	155,492	116,446	159,832	114,613
Customer, broker-dealer and clearing payables	387,176	368,885	341,915	445,477	406,092
Total stockholders' equity	2,196,293	2,078,224	1,976,208	1,917,159	1,844,104
Capital Ratios:					
Equity to assets at end of period	9.70 %	9.61 %	9.49 %	9.42 %	9.32 %
Axos Financial, Inc.:					
Tier 1 leverage (to adjusted average assets)	9.33 %	9.39 %	9.27 %	8.96 %	9.29 %
Common equity tier 1 capital (to risk-weighted assets)	11.47 %	10.97 %	11.11 %	10.94 %	10.71 %
Tier 1 capital (to risk-weighted assets)	11.47 %	10.97 %	11.11 %	10.94 %	10.71 %
Total capital (to risk-weighted assets)	14.26 %	13.79 %	14.06 %	13.82 %	13.63 %
Axos Bank:					
Tier 1 leverage (to adjusted average assets)	9.86 %	10.22 %	9.99 %	9.68 %	10.17 %
Common equity tier 1 capital (to risk-weighted assets)	12.47 %	12.26 %	11.69 %	11.63 %	11.55 %
Tier 1 capital (to risk-weighted assets)	12.47 %	12.26 %	11.69 %	11.63 %	11.55 %
Total capital (to risk-weighted assets)	13.49 %	13.25 %	12.65 %	12.50 %	12.40 %
Axos Clearing LLC:					
Net capital	$ 102,963	$ 103,454	$ 101,391	$ 35,221	$ 79,459
Excess capital	$ 97,646	$ 98,397	$ 96,211	$ 29,905	$ 74,377
Net capital as a percentage of aggregate debit items	38.73 %	40.92 %	39.14 %	13.25 %	31.27 %
Net capital in excess of 5% aggregate debit items	$ 89,671	$ 90,812	$ 88,440	$ 21,930	$ 66,755

10

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	At or For The Three Months Ended				
	March 31, 2024	**December 31, 2023**	**September 30, 2023**	**June 30, 2023**	**March 31, 2023**
Selected Income Statement Data:					
Interest and dividend income	$ 443,564	$ 394,663	$ 363,952	$ 346,430	$ 307,334
Interest expense	181,958	166,057	152,797	142,676	108,352
Net interest income	261,606	228,606	211,155	203,754	198,982
Provision for credit losses	6,000	13,500	7,000	7,000	5,500
Net interest income, after provision for credit losses	255,606	215,106	204,155	196,754	193,482
Non-interest income	33,163	124,129	34,507	120,488	32,246
Non-interest expense	133,228	121,839	120,506	112,456	111,044
Income before income taxes	155,541	217,396	118,156	204,786	114,684
Income taxes	44,821	65,625	35,511	29,647	34,834
Net income	$ 110,720	$ 151,771	$ 82,645	$ 175,139	$ 79,850
Per Common Share Data:					
Net income:					
Basic	$ 1.94	$ 2.65	$ 1.40	$ 1.48	$ 1.33
Diluted	$ 1.91	$ 2.62	$ 1.38	$ 1.46	$ 1.32
Adjusted earnings per common share (Non-GAAP)[1]	$ 1.94	$ 1.60	$ 1.41	$ 1.50	$ 1.35
Book value per common share	$ 38.48	$ 36.53	$ 33.78	$ 32.53	$ 31.07
Tangible book value per common share (Non-GAAP)[1]	$ 35.46	$ 33.45	$ 30.72	$ 29.51	$ 28.03
Weighted average number of common shares outstanding:					
Basic	56,932,050	57,216,621	58,949,038	58,981,372	59,930,634
Diluted	58,037,698	57,932,834	59,808,322	59,707,871	60,627,400
Common shares outstanding at end of period	57,079,429	56,898,377	58,503,976	58,943,035	59,355,124
Common shares issued at end of period	70,033,523	69,828,709	69,826,263	69,465,446	69,340,533
Performance Ratios and Other Data:					
Loan originations for investment	$ 2,801,110	$ 2,739,261	$ 2,605,332	$ 2,216,764	$ 1,735,651
Loan originations for sale	47,821	44,325	52,858	95,788	45,200
Loan purchases	—	789,516	51,892	650	787
Return on average assets	1.98 %	2.90 %	1.64 %	1.73 %	1.71 %
Return on average common stockholders' equity	20.71 %	30.39 %	16.91 %	18.60 %	17.42 %
Interest rate spread[2]	3.88 %	3.58 %	3.37 %	3.20 %	3.46 %
Net interest margin[3]	4.87 %	4.55 %	4.36 %	4.19 %	4.42 %
Net interest margin[3] – Banking Business Segment	4.92 %	4.62 %	4.46 %	4.26 %	4.50 %
Efficiency ratio[4]	45.20 %	34.54 %	49.05 %	47.56 %	48.02 %
Efficiency ratio[4] – Banking Business Segment	38.82 %	30.96 %	45.44 %	45.07 %	47.48 %
Asset Quality Ratios:					
Net annualized charge-offs to average loans	0.07 %	0.04 %	0.04 %	0.04 %	0.04 %
Non-performing loans and leases to total loans	0.63 %	0.65 %	0.62 %	0.52 %	0.60 %
Non-performing assets to total assets	0.55 %	0.60 %	0.56 %	0.47 %	0.51 %
Allowance for credit losses - loans to total loans held for investment[5]	1.36 %	1.33 %	1.00 %	1.00 %	1.01 %
Allowance for credit losses - loans to non-performing loans[5]	210.95 %	205.50 %	159.80 %	191.23 %	168.12 %

1 *See "Use of Non-GAAP Financial Measures" herein.*
2 *Interest rate spread represents the difference between the annualized weighted average yield on interest-earning assets and the annualized weighted average rate paid on interest-bearing liabilities.*
3 *Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.*
4 *Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income.*

11

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this earnings supplement includes non-GAAP financial measures such as adjusted earnings, adjusted earnings per diluted common share, and tangible book value per common share. Non-GAAP financial measures have inherent limitations, may not be comparable to similarly titled measures used by other companies and are not audited. Readers should be aware of these limitations and should be cautious as to their reliance on such measures. Although we believe the non-GAAP financial measures disclosed in this report enhance investors' understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.

We define "adjusted earnings", a non-GAAP financial measure, as net income without the after-tax impact of non-recurring acquisition-related costs and other costs (unusual or non-recurring charges). Adjusted earnings per diluted common share ("adjusted EPS"), a non-GAAP financial measure, is calculated by dividing non-GAAP adjusted earnings by the average number of diluted common shares outstanding during the period. We believe the non-GAAP measures of adjusted earnings and adjusted EPS provide useful information about the Company's operating performance. We believe excluding the non-recurring acquisition related costs and other costs (unusual or non-recurring) provides investors with an alternative understanding of Axos' core business.

Below is a reconciliation of net income, the nearest compatible GAAP measure, to adjusted earnings and adjusted EPS (Non-GAAP) for the periods shown:

(Dollars in thousands, except per share amounts)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Net income	$ 110,720	$ 151,771	$ 82,645	$ 87,356	$ 79,850
FDIC Loan Purchase - Gain on purchase	—	(92,397)	—	—	—
FDIC Loan Purchase - Provision for credit losses	—	4,648	—	—	—
Acquisition-related costs	2,719	2,780	2,790	2,779	2,846
Other costs	—	—	—	—	—
Income taxes	(784)	25,650	(839)	(704)	(864)
Adjusted earnings (non-GAAP)	$ 112,655	$ 92,452	$ 84,596	$ 89,431	$ 81,832
Average dilutive common shares outstanding	58,037,698	57,932,834	59,808,322	59,707,871	60,627,400
Diluted EPS	$ 1.91	$ 2.62	$ 1.38	$ 1.46	$ 1.32
FDIC Loan Purchase - Gain on Purchase	—	(1.59)	—	—	—
FDIC Loan Purchase - Provision for credit losses	—	0.08	—	—	—
Acquisition-related costs	0.05	0.05	0.05	0.05	0.04
Other costs	—	—	—	—	—
Income taxes	(0.02)	0.44	(0.02)	(0.01)	(0.01)
Adjusted EPS (Non-GAAP)	$ 1.94	$ 1.60	$ 1.41	$ 1.50	$ 1.35

We define "tangible book value", a non-GAAP financial measure, as book value adjusted for goodwill and other intangible assets. Tangible book value is calculated using common stockholders' equity minus servicing rights, goodwill and other intangible assets. Tangible book value per common share, a non-GAAP financial measure, is calculated by dividing tangible book value by the common shares outstanding at the end of the period. We believe tangible book value per common share is useful in evaluating the Company's capital strength, financial condition, and ability to manage potential losses.

Below is a reconciliation of total stockholders' equity, the nearest compatible GAAP measure, to tangible book value per common share (non-GAAP) as of the dates indicated:

(Dollars in thousands, except per share amounts)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Common stockholders' equity	$ 2,196,293	$ 2,078,224	$ 1,976,208	$ 1,917,159	$ 1,844,104
Less: servicing rights, carried at fair value	28,130	28,043	29,338	25,443	25,396
Less: goodwill and intangible assets	144,324	146,793	149,572	152,149	154,928
Tangible common stockholders' equity (Non-GAAP)	$ 2,023,839	$ 1,903,388	$ 1,797,298	$ 1,739,567	$ 1,663,780
Common shares outstanding at end of period	57,079,429	56,898,377	58,503,976	58,943,035	59,355,124
Book value per common share	$ 38.48	$ 36.53	$ 33.78	$ 32.53	$ 31.07
Less: servicing rights, carried at fair value per common share	$ 0.49	$ 0.49	$ 0.50	$ 0.44	$ 0.43
Less: goodwill and other intangible assets per common share	$ 2.53	$ 2.59	$ 2.56	$ 2.58	$ 2.61
Tangible book value per common share (Non-GAAP)	$ 35.46	$ 33.45	$ 30.72	$ 29.51	$ 28.03

2

13 Greg Garrabrants, President and CEO Derrick Walsh, EVP and CFO investors@axosfinancial.com www.axosfinancial.com Johnny Lai, SVP Corporate Development and Investor Relations Phone: 858.649.2218 Mobile: 858.245.1442 jlai@axosfinancial.com Contact Information